UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2021

a.k.a. Brands Holding Corp.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40828	87-0970919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Montgomery Street, Suite 1600
San Francisco, California 94104
(Address of Principal Executive Offices, including Zip Code)
415-295-6085
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AKA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 31, 2021, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of a.k.a. Brands Holding Corp. (the “Company”) approved an increase in the size of the Board from six members to eight members and appointed each of Simon Beard and Ilene Eskenazi to the Board, effective immediately.
Mr. Beard will serve as a Class II director until the Company’s 2023 annual meeting of stockholders and until his successor shall have been duly elected and qualified. At this time, Mr. Beard has not been appointed to serve on a Board committee. Mr. Beard will not receive compensation for his service as a director. The Company reports the following related person transactions with Mr. Beard consistent with Item 404(a) of Regulation S-K: the Registration Rights Agreement, the Stockholders Agreement and the Agreement with Culture Kings Minority Equityholders, each as defined and more specifically described in the Company’s registration statement on Form S-1 (File No. 333-259028), originally filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2021, as amended (the “Registration Statement”), and the exhibits thereto.
Ms. Eskenazi will serve as a Class I director until the Company’s 2022 annual meeting of stockholders and until her successor shall have been duly elected and qualified. Ms. Eskenazi is deemed to be independent in accordance with the rules of the SEC and the New York Stock Exchange. At this time, Ms. Eskenazi has not been appointed to serve on a Board committee. In connection with Ms. Eskenazi’s service as a member of the Board, Ms. Eskenazi will receive an annual cash retainer of $50,000 to be paid in quarterly installments and an annual equity grant in the form of time-based restricted stock units having a grant date fair value of $100,000, which shall fully vest on the one-year anniversary of the effective grant date.
Each of Mr. Beard and Ms. Eskenazi was nominated as a director pursuant to the Director Nomination Agreement, dated as of September 24, 2021, by and among the Company and funds affiliated with Summit Partners, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2021. There are no other arrangements or understandings between Mr. Beard or Ms. Eskenazi and any other person pursuant to which each of Mr. Beard or Ms. Eskenazi was selected as a director of the Company. Mr. Beard and Ms. Eskenazi will be reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or committees thereof or otherwise performing duties consistent with service on the Board in accordance with the Company’s expense reimbursement policy. The Company entered into its standard form of indemnification agreement with each of Mr. Beard and Ms. Eskenazi. The form of indemnification agreement is filed as Exhibit 10.3 to the Company’s Registration Statement.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press release dated January 4, 2022
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a.k.a. Brands Holding Corp.

Date: January 4, 2022	By:	/s/ Ciaran Long
	Name:	Ciaran Long
	Title:	Chief Financial Officer
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